UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 21, 2013

AMEREN ENERGY GENERATING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Illinois	333-56594	37-1395586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eastport Plaza Drive

Collinsville, Illinois 62234

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code : (618) 343-7705

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Reference is made to (i) Note 10 – Commitments and Contingencies under Part II, Item 8. Financial Statements and Supplementary Data and to Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2012, of Ameren Energy Generating Company (“Genco”) for a discussion of the variance (the “AER Variance”) granted by the Illinois Pollution Control Board (“IPCB”) to Ameren Energy Resources Company, LLC (“AER”) in September 2012, and (ii) Note 2 – Assets Held for Sale under Part I, Item 1. Financial Statements in Genco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, for a discussion of the transaction agreement between Ameren Corporation (“Ameren”) and Illinois Power Holdings, LLC (“IPH”), an indirect wholly owned subsidiary of Dynegy, Inc., for a discussion of the divestiture of Ameren’s merchant generation business to IPH.

On November 21, 2013, the IPCB granted a variance (the “IPH Variance”) in favor of IPH with respect to certain SO2 emissions compliance dates contained in the Illinois Multi-Pollutant Standard (“MPS”). The variance contains substantially the same terms and conditions as the AER Variance or as offered by IPH and agreed to in the context of this proceeding. IPH, together with AER and AmerenEnergy Medina Valley Cogen, LLC, had jointly requested the IPH Variance in July 2013. Receipt of the IPH Variance was a condition to the consummation of Ameren’s divestiture of its merchant generation business to IPH, which is expected to be completed in December 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

Date: November 21, 2013